Exhibit 8
Form SB-2
e Nutrition, Inc.

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use n the Prospectus constituting part of this Registration Statement on Form SB-2 for e
Nutrition, Inc., of our report dated July 6, 2000,relating to the December 31, 1999 financial statements of e
Nutrition, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy, P.C.
Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah
October 20, 2000

                            E-22
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